Exhibit 10.3

Second Amendment of Clean Diesel Technologies, Inc.

8% Subordinated Convertible Promissory Note

This Second Amendment (the “Amendment”) to the 8% Subordinated Convertible Promissory Note entered into as of May 6, 2011 and amended as of February 16, 2012 (the “Note”), is entered into as of July 27, 2012 and effective as of May 6, 2011, by and between Kanis, S.A. (“Holder”) and Clean Diesel Technologies, Inc., a Delaware corporation (the “Company”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Note.

In consideration of the agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Holder and Company hereby agree to the following:

1.                   Amendments.  The Note is hereby amended as follows:

a.                   The third paragraph on page 2 of the Note is hereby deleted in its entirety and replaced with the following:

The outstanding principal balance of, plus accrued and unpaid interest on, this Note, may, at the option of Holder, in its sole discretion, be converted into shares of common stock, $0.01 par value, of Maker (the “Common Stock”), at any time, and from time to time, upon written notice given to Maker not less than 75 calendar days prior to the date of conversion, at a conversion price of $4.00 per share, subject to adjustment as hereinafter provided (the “Conversion Price”).  If this Note is converted in part only, the Maker will issue a new Note for the principal amount not so converted.  Interest shall accrue through and including the business day prior to the date of conversion and shall be credited towards the exercise of the conversion rights hereunder unless the Holder the Maker that accrued interest is to be paid in cash.  The Maker shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note, to the extent that after giving effect to such conversion, the aggregate number of shares of Common Stock issued upon conversion would exceed 250,000 shares or such other number of shares as would cause the interest payable hereunder to fail to qualify as “portfolio interest” for all United States federal income and withholding tax purposes (the “Maximum Number”).  Should a reduction be made, the Conversion Price will be adjusted to maintain economic value to the Holder or be changed to such price as the Holder and Company agree.

b.                   A new fifth paragraph is hereby added to Page 3 of the Note, immediately preceding the final paragraph of the Note, as follows:

This Note and any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker, upon prior written notice to Holder.  Maker and Holder agree to treat this Note, both for principal and interest thereon, as indebtedness of the Maker that is in “registered form” within the meaning of Treasury Regulations section 1.871-14(c)(1)(i).  Maker and Holder agree that the Note may be transferred only in accordance with the requirements of Treasury Regulations section 1.871-14(c)(1)(i)(A) or pursuant to recordation in the Maker’s Register for the Note.  Maker shall reflect the identity of the owner of the Note in a book entry system and shall record any permitted transfers of the Note through a book entry (the “Register”) in accordance with the requirements of Treasury Regulations section 1.871-14(c)(1)(i)(B).  To the extent permitted by applicable law, Maker and each Holder will treat interest payable in respect of the Note (including original issue discount or acquisition discount, if any) as interest that qualifies as “portfolio interest” for all United States federal income and withholding tax purposes.  Maker shall make payments to each Holder free of all United States income taxes, including withholding taxes, or, if the obligation becomes subject to United States income tax, Maker shall pay an additional amount such that the net amount received by each Holder after all such payments, shall not be less than the amount such Holder would have received had the payments not been subject to United States income taxation.

2.                   Approval of Amendment.  By their signatures below, the undersigned parties hereby adopt this Amendment.

3.                   Necessary Acts.  Each party to this Amendment hereby agrees to perform any further acts and to execute and deliver any further documents that may be necessary or required to carry out the intent and provisions of this Amendment and the transactions contemplated hereby.

4.                   Governing Law; Jurisdiction.  This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of California (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).  In any action brought or arising under this Amendment, the parties hereto hereby consent to the jurisdiction of any competent court within the State of California and consent to service of process by any means authorized by the laws of the State of California.

5.                   Continued Validity.  Except as otherwise expressly provided herein, the Note shall remain in full force and effect.

6.                   Facsimile; Counterparts.  This Amendment may be executed by facsimile and in any number of counterparts by the parties hereto all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of July 27, 2012.

CLEAN DIESEL TECHNOLOGIES, INC. By: /s/ Nikhil A. Mehta Name: Nikhil A. Mehta Title: Chief Financial Officer	KANIS, S.A. By: /s/ John A Kanis Name: John A Kanis Title: Director